UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2015
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, Progress Software Corporation (the “Company”) announced that it is making changes to its operations to enhance integration and collaboration across its product divisions in order to address expanding market opportunities around customer experiences and to further advance its growth strategy. As part of these changes, the Company eliminated the role of Business Unit President. As a result, Karen Tegan Padir, who was President of the Application Development and Deployment Business Unit, will leave the Company in October 2015.

In addition, the Company eliminated the role of Antonio J. Aquilina, who was Senior Vice President, Corporate Development and Strategy and, as a result, Mr. Aquilina will also leave the Company in October 2015. Following Mr. Aquilina’s departure, the Company’s Corporate Development function will report to Chris E. Perkins, Senior Vice President, Finance & Administration and Chief Financial Officer.

In connection with the termination of their employment, the Company will provide each of Ms. Padir and Mr. Aquilina with severance and other benefits applicable to executive officers of the Company under the Company’s severance plan. Per the terms of the Company’s severance plan, upon the execution by Ms. Padir and Mr. Aquilina of a standard release of claims, they will each be entitled to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve (12) months of their total target cash compensation, which will be paid over twelve (12) months, (b) the continuation, for a period of twelve (12) months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination, and (c) twelve (12) months of acceleration of restricted stock units and stock options.

The release of claims will also include non-competition, non-disparagement and related covenants. The non-competition covenant will be in effect for one year following the termination of employment.

On October 1, 2015, the Company issued a press release announcing changes to its operations. A copy of this press release is attached as Exhibit 99.1 to this 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation, dated October 1, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 1, 2015	Progress Software Corporation

		By:	/s/ CHRIS E. PERKINS
Chris E. Perkins
Senior Vice President, Finance and Administration and Chief Financial Officer